Exhibit 10.26

Execution Version

Sagimet Biosciences Inc.

AMENDED AND RESTATED

investors’ rights agreement

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of December 21, 2020, by and among Sagimet Biosciences Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Investors attached as Exhibit A hereto (each, an “Investor,” and collectively, the “Investors”).

Whereas, the Company and the certain Investors are purchasing shares of the Company’s Series F Preferred Stock (the “Series F Preferred”) pursuant to that certain Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated on or about the date hereof, as amended from time to time (the “Financing”);

Whereas, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (“Series A Preferred”), Series A’ Preferred Stock (“Series A’ Preferred”), Series B Preferred Stock (“Series B Preferred”), Series B’ Preferred Stock (“Series B’ Preferred”), Series B-1 Preferred Stock (“Series B-1 Preferred”), Series B-1’ Preferred Stock (“Series B-1’ Preferred”), Series C Preferred Stock (“Series C Preferred”), Series C’ Preferred Stock (“Series C’ Preferred”), Series D Preferred Stock (“Series D Preferred”), Series D’ Preferred Stock (“Series D’ Preferred”), Series D-1 Preferred Stock (“Series D-1 Preferred”) and Series E Preferred Stock (the “Series E Preferred”);

Whereas, the Prior Investors and the Company are parties to that certain Amended and Restated Investors’ Rights Agreement dated February 12, 2019 (the “Prior Agreement”);

Whereas, in order to induce the Company to enter into the Purchase Agreement and to induce certain Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of the Company’s Common Stock (“Common Stock”) issuable to the Investors upon the conversion of the Preferred Stock and certain other matters as set forth herein;

Whereas, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement, and the undersigned parties constitute the parties necessary to amend and restate the Prior Agreement in its entirety; and

Whereas, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

Now, Therefore, the parties hereto hereby agree that, effective as of the Initial Closing (as defined in the Purchase Agreement), the Prior Agreement shall be amended and restated in its entirety by this Agreement, which shall supersede and replace the Prior Agreement, and further agree as follows:

1.             Restrictions on Transferability; Registration Rights. The Company covenants and agrees as follows:

1.1           Definitions. For purposes of this Agreement:

(a)                “Change of Control” means each of the following events: (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganizations, provided that the applicable transaction shall not be deemed a Change of Control unless the Company’s stockholders constituted immediately prior to such transaction do not hold more than fifty percent (50%) of the voting power of the surviving or acquiring entity (or its parent) immediately following such transaction (taking into account only voting power resulting from stock of the Company held by such stockholders prior to such transaction); (ii) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power outstanding before such transaction is transferred; or (iii) a sale, conveyance or other disposition by the Company or any subsidiary of the Company, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole (including without limitation a license by the Company or any subsidiary of the Company of all or substantially all of the Company’s or such subsidiary’s, as the case may be, intellectual property that is either exclusive or otherwise structured in a manner that constitutes a license of all or substantially all of the assets of the Company and its subsidiaries taken as a whole) or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; provided that a Change of Control shall not include (x) a merger or consolidation with a wholly-owned subsidiary of the Company, (y) a merger effected exclusively for the purpose of changing the domicile of the Company or (z) any transaction or series of related transactions principally for bona fide equity financing purposes in which the Company is the surviving corporation.

(b)                “Common Warrants” means those certain warrants to purchase Common Stock issued pursuant to that certain Series C Preferred Stock Purchase Agreement dated June 14, 2013 by and among the Company and the purchasers listed on Exhibit A thereto.

(c)                “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(d)                “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e)                “GAAP” shall have the meaning set forth in Section 3.1(a) hereto.

(f)                 “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement.

(g)                “IPO” means the first public offering of the Common Stock of the Company to the general public that is effected pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act.

(h)                “Preferred Stock” means collectively the Series A Preferred, the Series A’ Preferred, the Series B Preferred, the Series B’ Preferred, the Series B-1 Preferred, the Series B-1’ Preferred, the Series C Preferred, the Series C’ Preferred, the Series D Preferred, the Series D’ Preferred, the Series E Preferred and the Series F Preferred. For the avoidance of doubt, Preferred Stock shall not include the Series D-1 Preferred.

(i)                 “Qualified IPO” shall have the meaning given in the Restated Certificate.

(j)                 The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(k)               “Registrable Securities” means (i) Common Stock of the Company issuable or issued upon conversion of the Preferred Stock of the Company and (ii) any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company acquired by the Investors, including upon exercise of the Common Warrants.

(l)                 The number of shares of “Registrable Securities then outstanding” shall be the sum of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(m)              “Restated Certificate” shall mean the Company’s Tenth Amended and Restated Certificate of Incorporation, as may be amended from time to time.

(n)               “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.2 hereof.

(o)               “SEC” shall mean the Securities and Exchange Commission.

(p)               “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(q)               “Shares” shall have the meaning set forth in Section 3.4 hereto.

(r)               “Voting Agreement” shall have the meaning given in the Purchase Agreement.

1.2          Restrictions on Transferability.

(a)                The holder of each certificate representing Shares and Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.2. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 1.2 and Section 2, and (y):

(i)                There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)              Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require prior written notice, opinions of counsel or “no action” letters from the SEC for transactions made pursuant to Rule 144 of the Securities Act (“Rule 144”).

(b)                Permitted transfers include (i) transfers not involving a change in beneficial ownership, or (ii) transfers of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of Holder, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, or (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such rule, if requested; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder's intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition. For the avoidance of doubt, the Preferred Stock is freely transferable, subject to applicable laws and the transferee executing required joinders.

(c)                Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, IF REQUESTED, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.2.

(d)                The first legend referring to federal and state securities laws identified in Section 1.2(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Rule 144 under the Securities Act.

1.3           Request for Registration.

(a)                 Subject to the conditions of this Section 1.3, if the Company shall receive at any time after the earlier of the date that is (i) three (3) years after the date of this Agreement or (ii) six months following the effective date of the registration statement pertaining to the IPO, a written request pursuant to this Section 1.3 from Holders of at least 35% of the Registrable Securities then outstanding (assuming conversion of all Preferred Stock and exercise of the Common Warrants) (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities which would have an aggregate offering price of not less than $5,000,000, the Company shall within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.3, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.3(a).

(b)                If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.3(a) and the Company shall include such information in the written notice referred to in Section 1.3(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.3, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated, first, to the Initiating Holders on a pro rata basis based on the total number of Registrable Securities held by the Initiating Holders; and second, to any Holder on a pro rata basis among all such Holders; provided, however, that if as a result of any such cutback fewer than fifty-percent (50%) of the total number of Registrable Securities that have been requested by Holders of Registrable Securities to be included in such registration statement are actually included, than such registration statement shall not be counted as “effected” for purposes of this Section 1.3 (including for purposes of Section 1.3(d)(i)), notwithstanding the obligation of the Company to proceed with the offering.

(c)                Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.3 a certificate signed by the Chief Executive Officer of the Company (“Chief Executive Officer”) stating that, in the good faith judgment of the Board of Directors of the Company (the “Board of Directors”), it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; and, provided, further, that the Company shall not register any securities for its own account or that of any other stockholders during such ninety (90) day period other than (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(d)            In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.3:

(i)          after the Company has effected two (2) registrations pursuant to this Section 1.3 and such registrations have been declared or ordered effective;

(ii)         during the six-month period following the effective date of the registration statement pertaining to the IPO; or

(iii)        if, within thirty (30) days of a registration request by the Initiating Holders, the Company gives notice to the Holders of its intent to file a registration statement for its IPO within ninety (90) days.

1.4           Company Registration.

(a)                 If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, any registration statements relating to any corporate reorganization or transaction under Rule 145 of the Securities Act or any registration statements related to the issuance or resale of securities issued in such a transaction or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by the Company in accordance with Section 5.6, the Company shall, subject to the provisions of Section 1.4(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration pursuant to Section 1.3 or registrations pursuant to Section 1.5.

(b)                 If the registration statement under which the Company gives notice under this Section 1.4 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 1.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the IPO and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)                The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

1.5           Form S-3 Registration. In case the Company shall receive from any Holders of a majority of the then outstanding Registrable Securities (assuming conversion of all Preferred Stock and exercise of the Common Warrants) a written request or requests that pursuant to this Section 1.5 the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)               promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)               use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.5: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if, in a given twelve-month period, the Company has already effected two (2) such registrations pursuant to this Section 1.5 in such period; (iv) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.5; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance or otherwise subject itself to general taxation. Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.5 shall not be counted as demands for registration effected pursuant to Section 1.3.

1.6           Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days, or if earlier, until the distribution contemplated in the registration statement has been completed.

(b)                Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                Furnish to the Holders of Registrable Securities registered thereunder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of Registrable Securities registered thereunder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process, or subject itself to general taxation, in any such states or jurisdictions.

(e)                In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder of Registrable Securities registered thereunder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)               Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed.

(h)               Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)                Cooperate in all necessary respects with (A) counsel in preparation of the customary legal opinions and (B) accountants in preparation of the customary comfort letters, copies of which shall be provided to each Holder of Registrable Securities registered thereunder so requesting; provided that such Holders shall not be entitled to rely upon such legal opinions and comfort letters other than in accordance with their own respective terms.

(j)                Promptly make available for inspection by the Holders of Registrable Securities registered thereunder, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holders of Registrable Securities registered thereunder, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

1.7           Furnish Information.

(a)                 It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

(b)                 The Company shall have no obligation with respect to any registration requested pursuant to Section 1.3 or Section 1.5 if, due to the operation of Section 1.7(a), the number of shares of the Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.3(a) or Section 1.5(b), as the case may be.

1.8           Expenses of Registration. All expenses, other than underwriting discounts, transfer taxes and commissions incurred by the selling Holders in connection with registrations, shall be paid or reimbursed by the Company for filings or qualifications pursuant to Section 1.3, Section 1.4 and Section 1.5, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (collectively, the “Registration Expenses”); provided, however, that the Company shall not be required to pay for any Registration Expenses of any registration proceeding begun pursuant to Section 1.3(a) or Section 1.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders or Holders, as applicable, were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities to be registered agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 1.3 to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration.

1.9           Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10        Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                 To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors, stockholders and former stockholders of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information relating to any such Holder and furnished expressly for inclusion in a registration statement in connection with such registration by such Holder, the partners, members, officers, directors and stockholders of such Holder, the underwriter for such Holder or a controlling person of such Holder and; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder, partners, members, officers, directors and stockholders of any Holder, or any underwriter for such Holder, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered by such Holder, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)                To the extent permitted by law, each selling Holder, severally, and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information relating to such Holder and furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, provided that in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder (including net of any underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities).

(c)                Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)                If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution under this Section 1.10(d) by a Holder exceed the net proceeds from the offering received by such Holder (including net of any underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution between the Company and underwriter contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

1.11        Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the IPO;

(b)                file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)               furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such-securities without registration or pursuant to such form.

1.12         Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by (i) a Holder that is a partnership, to any partner, retired partner or affiliated fund of such Holder, (ii) a Holder that is a limited liability company or a corporation, to any member or former member or stockholder of such Holder, (iii) a Holder who is an individual, to such Holder’s family member or trust for the benefit of such Holder or such Holder’s family member, (iv) a Holder that transfers all shares of Registrable Securities held by he, she or it, or (v) to any other person acquiring at least 500,000 shares (or not less than all of such Holder’s Registrable Securities, if such Holder holds less than 500,000 Registrable Securities) (as appropriately adjusted for any stock split, dividend, combination or other recapitalization or like transactions) of Registrable Securities; provided (in all cases) (a) the Company is, promptly after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

1.13          Termination of Registration Rights. All registration rights granted under this Section 1 shall terminate and be of no further force and effect upon the earlier of (i) four (4) years after the consummation of the IPO, or (ii) the effective date of a Change of Control pursuant to which the Holders receive cash or securities traded on a nationally recognized securities exchange. In addition, a Holder’s registration rights under this Section 1 shall expire at such time as all Registrable Securities held by such Holder (together with any affiliates of such Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration under Rule 144.

1.14          Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding (assuming conversion of all Preferred Stock and exercise of the Common Warrants) and the approval of a majority of the Board of Directors, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

2.              “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act in connection with the Company’s IPO (such period of time, the “Lockup Period”), provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities (on an as-converted to Common Stock basis) are bound by and have entered into similar agreements. The foregoing provisions of this Section 2 shall apply only to the IPO, and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or any shares purchased in connection with the IPO or on the open market following the IPO. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

3.             Covenants of the Company.

3.1           Delivery of Financial Statements to Investors. So long as an Investor holds at least 20,000,000 shares (as adjusted for stock splits, combinations, reorganizations and the like) of Registrable Securities (a “Major Investor”), the Company shall deliver to such Major Investor:

(a)                as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States, and audited and certified by independent public accountants of nationally recognized standing selected by the Board of Directors, and accompanied by a certificate executed by the chief financial officer of the Company (in the event of no Company chief financial officer then by the Chief Executive Officer) certifying that such financial statements fairly present the financial condition of the Company and its results of operations for the periods specified therein; and

(b)               as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, an unaudited income statement, a statement of cash flows and an unaudited balance sheet for such quarter, prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP), and accompanied by a certificate executed by the chief financial officer of the Company (in the event of no Company chief financial officer then by the Chief Executive Officer) certifying that such financial statements fairly present the financial condition of the Company and its results of operations for the periods specified therein;

(c)                as soon as practicable, but in any event thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(d)               upon request, a detailed capitalization table of the Company; and

(e)                upon the request of a Major Investor, such additional information and materials as the Major Investor may reasonably request, and the Chief Executive Officer may consent to provide, such consent not to be unreasonably withheld, including documents of the Company’s management, reports of operations, reports of adverse developments, copies of any management letters, and stockholder communications.

3.2           Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be convenient to the Company and such Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information (unless covered by a confidentiality agreement, in form and substance reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3           Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information but in no event less than a reasonable degree of care, to keep confidential any information furnished to it that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain) and to keep confidential any confidential information, knowledge or data concerning or relating to the business or financial affairs of the Company which such Investor has been or shall become privy by reason of this Agreement, except that such Investor may disclose such proprietary or confidential information (i) to any existing or prospective partner, affiliate (excluding portfolio companies), subsidiary, parent or member of such Investor for the purpose of evaluating its investment in the Company as long as such existing or prospective partner, affiliate (excluding portfolio companies), subsidiary, parent or member is advised of the confidentiality provisions of this Section 3.3 and is directed by such Investor to maintain the confidentiality of such information; (ii) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, as long as such attorney, accountant, consultant or other professional is bound to the Investor to keep such information confidential by industry standards or ethical rules (such as those applicable to attorney and accountants) or provisions at least as stringent as those contained in this Section 3.3; (iii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.3; (iii) at such time as it enters the public domain through no fault of such Investor; (iv) that is communicated to it free of any obligation of confidentiality; (v) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (vi) as may otherwise be required by law, provided, however, that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.4          Right of First Offer. Subject to the terms and conditions specified in this Section 3.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate; provided, that any such partner or affiliate shall, if not already a party, agree to become a party to this Agreement as an “Investor” hereunder.

Each time following the date hereof that the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions.

(a)              The Company shall deliver a notice in accordance with Section 5.6 to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

(b)             By written notification received by the Company, within fifteen (15) calendar days after delivery of the notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock deemed to be held by such Major Investor (including all shares of Common Stock issuable or issued upon conversion of the Preferred Stock or upon the exercise of outstanding warrants or options) bears to the total number of shares of Common Stock of the Company then outstanding (including all shares of Common Stock issuable or issued upon conversion of the Preferred Stock or upon the exercise of outstanding warrants or options). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

(c)            If all Shares that Major Investors are entitled to obtain pursuant to Section 3.4(b) are not elected to be obtained as provided in Section 3.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)            The right of first offer in this Section 3.4 shall not be applicable to:

(i)                 the issuance of Series F Preferred Stock as part of the Financing;

(ii)               the issuance of Common Stock upon the conversion of Convertible Securities (as defined in the Restated Certificate) or shares of Preferred Stock, and capital stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first offer established by this Section 3.4 were complied with, waived or inapplicable pursuant to any provisions of this section 3.4(d);

(iii)             shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 3(f) or Section 3(g) of Article FOURTH, Part C of the Restated Certificate and shares of Common Stock issued or deemed issued as a dividend or Distribution (as defined in the Restated Certificate) on Preferred Stock;

(iv)              the issuance of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements, the principal purpose of which is other than the raising of capital through the sale of equity securities of the Company and the terms of which are approved by the Board of Directors;

(v)                the issuance of shares of Common Stock or Convertible Securities to financial institutions, equipment lessors, landlords, brokers or similar entities in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, the principal purpose of which is other than the raising of capital through the sale of equity securities of the Company and the terms of which are approved by the Board of Directors;

(vi)              the issuance of shares of Common Stock or Convertible Securities in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors;

(vii)            shares of Common Stock issued or issuable upon the conversion of the Preferred Stock or the exercise of the Common Warrants;

(viii)          shares of Common Stock issued or issuable pursuant to a Qualified Public Offering; or

(ix)              shares of Common Stock or Convertible Securities issuable or issued to an entity as a component of any corporate strategic relationship or transaction, the principal purpose of which is other than the raising of capital through the sale of equity securities of the Company and which terms are approved by the Board of Directors.

(e)             Notwithstanding the foregoing, the right of first offer in this Section 3.4 shall not be applicable to any Major Investor with respect to any issuance of Shares if (i) at the time the Company issues such Shares, such Major Investor is not an “accredited investor,” as defined in Rule 501(d) of Regulation D promulgated under the Securities Act, and (ii) such issuance of Shares is only being offered by the Company to accredited investors.

3.5           Liability Insurance. The Company shall, at all times, maintain a directors’ and officers’ liability insurance policy from a financially sound and reputable insurer with coverage limits reasonably acceptable to the majority of directors appointed by the holders of Preferred Stock serving on the Board of Directors.

3.6           Stock Vesting. Unless otherwise approved by the Board of Directors, all stock, stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest in equal monthly installments over the remaining three (3) years. With respect to any shares of stock purchased by any such person still subject to vesting, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person. No stock option, restricted stock or similar equity grant to officers, employees and consultants shall be transferable until such time as such stock option, restricted stock or similar equity grant is fully vested.

3.7           Confidentiality and Inventions Assignment Agreement. The Company shall require all employees to execute and deliver a Confidentiality and Inventions Assignment Agreement substantially in a form approved by the Company’s counsel or Board of Directors and all consultants to execute and deliver a consulting agreement containing reasonable provisions regarding the protection of the Company’s confidential information and assignment of intellectual property created on behalf of the Company.

3.8           Right of First Refusal. All shares of Common Stock of the Company shall be subject to a right of first refusal on all transfers, which right shall be subject to the exemptions set forth in Article X, Sections 1(e) and 1(f) of the Company’s Amended and Restated Bylaws. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Major Investor. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Major Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Major Investor at the time of the proposed transfer and the denominator of which is the total number of Registrable Securities owned by all Major Investors at the time of such proposed transfer. If any Major Investors do not exercise in full this right of first refusal, the shares that would otherwise be allocated to such non-fully exercising Major Investors shall be allocated among the fully exercising Major Investors wishing to purchase the remaining shares (the “Over-Allotment”) on a pro-rata basis (calculated in the same manner as above, provided, however, the denominator for purposes of such calculation shall be the total number of shares held by all Major Investors participating in such Over-Allotment) up to the maximum shares specified by each such applicable Major Investor. The Major Investors shall be entitled to apportion shares of Company capital stock purchasable hereunder among their respective partners and affiliates in such proportions as they deem appropriate; provided, that any such partner or affiliate shall, if not already a party, agree to become a party to this Agreement as an “Investor” hereunder.

3.9           Market Stand-off Restrictions. All capital stock issued by the Company, including any capital stock issuable or issued upon exercise or conversion of any “Convertible Securities,” as defined in the Restated Certificate, shall be subject to a market stand-off provision substantially similar to Section 2 of this Agreement.

3.10         Expenses Relating to Board Meetings. The Company shall promptly reimburse in full, each non-employee director of the Company for all of his or her reasonable out-of-pocket expenses incurred related to attending meetings of the Company’s Board of Directors or any committee thereof.

3.11         Board Approval. The Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of at least one of the directors appointed by the holders of Preferred Stock:

(a)                make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is majority owned by the Company;

(b)               make, or permit any subsidiary to make, any loan or advance to any person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c)                guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)               incur any aggregate indebtedness in excess of $20,000 that is not already included in a budget approved by the Board of Directors, other than trade credit or indebtedness to the Company incurred in the ordinary course of business;

(e)                otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person, except for transactions contemplated by this Agreement or the Financing, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(f)                 hire, terminate, or change the compensation of the Chief Executive Officer;

(g)                sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(h)               enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $250,000; or

(i)                 enter into or joinder as a party to any transaction with any director or officer of the Company (other than for the payment of salary and reimbursement of expenses made in the ordinary course of business), unless approved by a majority of the directors who are disinterested in such transaction (with any interested director being required to recuse himself or herself).

3.12        Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Amended and Restated Bylaws, its Restated Certificate, or elsewhere, as the case may be.

3.13        Investor Form S-3 Registration Agreement. Following the closing of a Qualified IPO (as defined in the Restated Certificate), upon or after the expiration of the Lockup Period, if the Company shall receive a written request from any Investor who may be deemed an “affiliate” (as defined for this purpose in Rule 144), the Company agrees to enter into a Registration Rights Agreement, in substantially the form attached hereto as Exhibit B, with such Investor. In the event any Registration Rights Agreement is entered into, and any demand for registration is made pursuant thereto, it will be deemed to be a demand for registration pursuant to the relevant section(s) of this Agreement for so long as such rights exist pursuant to this Agreement.

3.14        Termination of Covenants. Except as set forth below, the covenants set forth in this Section 3 (other than Section 3.12) shall terminate and be of no further force or effect upon the earlier of (a) the closing of a Qualified IPO; or (b) the effective date of a Change of Control pursuant to which the Holders receive cash or securities traded on a nationally recognized securities exchange. The covenants set forth in Sections 3.1 and 3.2 shall also terminate and be of no further force or effect upon the Company becoming subject to the reporting provisions of the Exchange Act. Section 3.13 of this Agreement shall only terminate upon such time that such Investor, as reflected on the Company’s list of stockholders, holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as-converted basis), the Company has completed its IPO and all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Investor may be sold pursuant to Rule 144 during any ninety (90) day period.

4.             Additional Covenants of the Parties.

4.1                FIRPTA. For so long as New Enterprise Associates 13, Limited Partnership; NEA Ventures 2009, Limited Partnership; KPCB Holdings, Inc.; the Column Group, LP; ABG II-3V Limited; Rock Springs Capital Master Fund LP; Four Pines Master Fund LP; Baker Brothers Life Sciences, L.P. and 667, L.P. (“Baker Brothers,” and each, individually, a “Participant”) holds Preferred Stock of the Company or Registrable Securities, the Company shall provide prompt notice to the Participant, following any “determination date” (as defined in United States Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by a Participant, the Company shall provide the Participant with a written statement informing the Participant whether such Participant’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to the Participant shall be delivered to the Participant within 10 days of the Participant’s written request therefor. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

4.2                Commerce Department Compliance. The Company may be required to file reports with the Bureau of Economic Analysis (the “BEA”) of the US Commerce Department when a US affiliate of a foreign Investor if such foreign Investor, together with its affiliates, directly or indirectly controls ten percent (10%) or more of the voting securities of the Company. Such foreign Investor that is a foreign individual or entity or a US subsidiary or affiliate of a foreign parent covenants to provide information necessary for the Company to comply with BEA filings required under the International Investment and Trade in Services Act.

4.3                Indemnification Agreement. Immediately prior to the election or appointment of the Baker Brothers Director (as defined in the Voting Agreement) to the Board of Directors, the Company shall enter into an Indemnification Agreement with the Baker Brothers Director, in form reasonably approved by Baker Brothers.

4.4               Right to Conduct Activities. The Company hereby agrees and acknowledges that SGMT Holdings Limited, Rock Springs Capital Master Fund LP, Four Pines Master Fund LP, PFM Healthcare Master Fund, L.P. and Invus Public Equity, L.P. are professional investment organizations, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, SGMT Holdings Limited, Rock Springs Capital Master Fund LP, Four Pines Master Fund LP, PFM Healthcare Master Fund, L.P. and Invus Public Equity, L.P. shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by SGMT Holdings Limited, Rock Springs Capital Master Fund LP, Four Pines Master Fund LP, PFM Healthcare Master Fund, L.P. and Invus Public Equity, L.P. in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of SGMT Holdings Limited, Rock Springs Capital Master Fund LP, Four Pines Master Fund LP, PFM Healthcare Master Fund, L.P. and Invus Public Equity, L.P. to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

4.5               Qualified Small Business Stock. The Company agrees that for so long as any shares of Preferred Stock are held by an Investor (or transferee) in whose hands such shares are eligible to qualify as “qualified small business stock” within the meaning of Section 1202(c) of the Internal Revenue Code (the “Code”) it will (a) use best commercial efforts to comply with any applicable filing and reporting requirements of Section 1202 of the Code and any regulations promulgated thereunder; provided, however, that “best commercial efforts” as used in this section shall not be construed to require the Company to operate its business in a manner which would adversely affect its business, limit its future prospects or alter the timing or resource allocation of its planned operations or financing activities and (b) provide appropriate documentation as to status with respect to “qualified small business stock” to each Investor that makes a request therefor within ten (10) days of any such request.

5.             Miscellaneous.

5.1               Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2               Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

5.3               Venue. Any suit or proceeding relating to, arising out of or arising under this Agreement shall be brought in the Delaware Court of Chancery, which court shall have the sole and exclusive in personal, subject matter and other jurisdiction in connection with such suit or proceedings and venue shall be appropriate for all purposes in such court.

5.4               Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.5               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6               Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day; (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, freight prepaid, with written verification of receipt. All communications to the Company shall be sent to:

Sagimet Biosciences Inc.

Attn: George Kemble

155 Bovet Road, Suite 303

San Mateo, CA 94402
George.Kemble@sagimet.com

with a copy (which shall not constitute notice) to:

Cooley LLP

Attn: Carlton Fleming

3175 Hanover St.

Palo Alto, CA 94304
CFleming@cooley.com

All communications to the Investors shall be made to their respective addresses (and with such copies, which shall not constitute notice) set forth in Exhibit A attached hereto, or at such other address as any party may designate by 10 days advance written notice to the other parties hereto.

5.7               Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Holders of a majority of the Registrable Securities then outstanding (assuming conversion of all Preferred Stock and exercise of the Common Warrants) and the approval of a majority of the Board of Directors; provided, that the Schedule of Investors attached as Exhibit A hereto may be amended by the Company without the consent of the Holders to include any additional Holders of additional shares of Series F Preferred Stock sold and issued by the Company in any Additional Closing, as defined in the Purchase Agreement; provided further, that any other section of this Agreement applicable to the Major Investors may be amended, modified, terminated or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding and held by the Major Investors; and provided further, that the consent of Baker Brothers, SGMT Holdings Limited, Invus Public Equity, L.P., PFM Healthcare Master Fund, L.P., New Enterprise Associates 13, Limited Partnership, KPCB Holdings, Inc., AP 11 Limited, Qianhai Ark (Cayman) Investment Co. Limited, Rock Springs Capital Master Fund LP and Four Pines Master Fund LP shall be required to amend, modify, terminate or waive Section 3.1 in a manner that affects such Investor, including, for the avoidance of doubt, the minimum number of shares necessary to be deemed a “Major Investor” thereunder. Sections 3.13 and the last sentence of Section 3.14 may be amended, modified, terminated or waived only with the written consent of the Company and Baker Brothers. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way that by its terms treats (a) a particular Investor in a disproportionately adverse manner relative to the other Investors without such Investor’s written consent, or (b) a particular Major Investor in a disproportionately adverse manner relative to the other Major Investors without such Major Investor’s written consent it being understood in each instance that an Investor or Major Investor, as applicable, shall not be deemed to be treated differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price vis-à-vis other existing or future series of Preferred Stock. Notwithstanding the foregoing, the Major Investors agree that a waiver of the provisions of Section 3.4 with respect to a particular transaction shall be deemed to apply to all Major Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Major Investors may nonetheless, by agreement with the Company, purchase securities in such transaction, provided, a Major Investor shall have the right to purchase its pro rata number of securities in such transaction, regardless of the waiver of the provisions of Section 3.4, if any other Major Investor purchases in the same transaction. The Company will give reasonably prompt notice of any amendment or termination hereof or waiver hereunder (other than a waiver by an Investor of only such Investor’s rights hereunder) to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment effected in accordance with this Section 5.7 shall be binding upon each Holder of Registrable Securities of the Company.

5.8               Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

5.9               Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any party to this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.10              Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

5.11              Aggregation of Stock. All shares of Registrable Securities of the Company held or acquired by a stockholder and its affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.12              Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Sagimet Biosciences Inc.

By:	/s/ George Kemble
Name:	George Kemble
Title:	Chief Executive Officer

SAGIMET BIOSCIENCES INC

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

667, L.P.

By: BAKER BROS. ADVISORS, LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P. general partner to 667, L.P., and not as the general partner

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS, LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P. general partner to Baker Brothers Life Sciences, L.P., and not as the general partner

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

SAGIMET BIOSCIENCES INC

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

SGMT HOLDINGS LIMITED

By:	/s/ Colm O'Connell
Name:	Colm O'Connell
Title:	Authorized Signatory

Sagimet Biosciences Inc.
Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

INVUS PUBLIC EQUITY, L.P.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President of its General Partner

Sagimet Biosciences Inc.
Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

PFM HEALTHCARE MASTER FUND, L.P.

By:	PFM Health Sciences, LP

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	Chief Financial Officer

Sagimet Biosciences Inc.
Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

ALTIUM GROWTH FUND, LP

By:	/s/ Mark Gottlieb
Name:	Mark Gottlieb
Title:	COO

Sagimet Biosciences Inc.
Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

New Enterprise Associates 13, Limited Partnership

By:	NEA Partners 13, Limited Partnership
Its:	General Partner

By:	NEA 13 GP, LTD
Its:	General Partner

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Chief Legal officer

NEA Ventures 2009, Limited Partnership

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Chief Legal officer

SAGIMET BIOSCIENCES INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

KPCB Holdings, Inc. as nominee

By:	/s/ Susan Biglieri
Name:	Susan Biglieri
Title:	CFO

SAGIMET BIOSCIENCES INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

AP 11 Limited

By:	/s/ Jinzi Jason Wu
	Name:	Jinzi Jason Wu
	Title:	CEO and President

SAGIMET BIOSCIENCES INC.
INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

ROCK SPRINGS CAPITAL MASTER FUND LP

By:	Rock Springs General Partner LLC
Its:	General Partner

By:	/s/ Kris Jenner
Name:	Kris Jenner
Title:	Member

Sagimet Biosciences Inc.

Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

FOUR PINES MASTER FUND LP

By:	Four Pines General Partner LLC
Its:	General Partner

By:	/s/ Kris Jenner
Name:	Kris Jenner
Title:	Member

Sagimet Biosciences Inc.

Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Jason Fuller

By:	/s/ Jason Fuller
	Name:	Jason Fuller

Sagimet Biosciences Inc.

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

/s/ Tak Cheung
Tak Cheung

Sagimet Biosciences Inc.

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Suzhou Huimei Kangrui Management Consulting Partnership L.P.

(苏州惠每康瑞企业管理咨询合伙企业（有限合伙))

By:	/s/ Rushu Luo
Name: Rushu Luo
Title: Managing Partner

Sagimet Biosciences Inc.

Investors’ Rights Agreement

EXHIBIT A

SCHEDULE OF INVESTORS

667, L.P. 860 Washington St., 3rd Floor New York, NY 10014
Baker Brothers Life Sciences, L.P. 860 Washington St., 3rd Floor New York, NY 10014
Altium Capital Management, LP 152 W. 57th Street 20th Floor New York, NY 10019
AP11 Limited Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

SGMT Holdings Limited

Walkers Corporate Limited

Cayman Corporate Centre

27 Hospital Road, George Town

Grand Cayman KY1-9008, Cayman Islands

Attn: Michael Yi and Ting Xie

Email: myi@hillhousecap.com; txie@hillhousecap.com; legal@hillhousecap.com

Necessarily including copies by email to the following:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention to: Yash Rana; Chi Pan

Email: yrana@goodwinlaw.com;
chipan@goodwinlaw.com

Invus Public Equities, L. P. Attn. Raymond Debbane c/o The Invus Group, LLC 750 Lexicon Ave. New York, New York 10022

Sagimet Biosciences Inc.

Investors’ Rights Agreement

PFM Healthcare Master Fund, L.P. c/o PFM Health Services, LP 4 Embarcadero Center, Suite 3500 San Francisco, CA 94111 Attn: Darin Sadow, General Counsel
Douglas Buckley
Eric Meldrum
GC&H Investments One California Street, 5th Floor San Francisco, CA 94111 Attn: Jim Kindler
G LTP LLC 280 South Mangum Street Suite 210 Durham, NC 27701-3984
G ERP LLC 280 South Mangum Street Suite 210 Durham, NC 27701-3984
G JBD LLC 280 South Mangum Street Suite 210 Durham, NC 27701-3984
G HSP LLC 280 South Mangum Street Suite 210 Durham, NC 27701-3984

Sagimet Biosciences Inc.

Investors’ Rights Agreement

KPCB Holdings, Inc., as nominee

Attn: Jesse King

2750 Sand Hill Road

Menlo Park, CA 94025

with copies (which shall not constitute notice) to:

Asher M. Rubin

Hogan Lovells US LLP

Harbor East

100 International Drive, Suite 2000

Baltimore, MD 21202

Marcia Hatch

Gunderson Dettmer LLP

1200 Seaport Blvd

Redwood City, CA 94065

Merdad Parsey
Michael C. Venuti

New Enterprise Associates 13, Limited Partnership
Attn: Louis Citron

1954 Greenspring Drive 600

Timonium, MD 21093

with a copy (which shall not constitute notice) to:

Asher M. Rubin

Hogan Lovells US LLP

Harbor East

100 International Drive, Suite 2000

Baltimore, MD 21202

Jason Fuller 700 12th ST NW STE 700 PMB 91438 Washington DC 20005
Tak Cheung
Qianhai Ark (Cayman) Investment Co. Limited

Sagimet Biosciences Inc.

Investors’ Rights Agreement

Rock Springs Capital Master Fund LP

Attn: General Counsel

650 S. Exeter Street, Suite 1070

Baltimore, MD 21202

Send notices to:

jill@rockspringscapital.com

daphne@rockspringscapital.com

ops@rockspringscapital.com

Four Pines Master Fund LP

Attn: General Counsel

650 S. Exeter Street, Suite 1070

Baltimore, MD 21202

Send notices to:

jill@rockspringscapital.com

daphne@rockspringscapital.com

ops@rockspringscapital.com

The Mendelson Family Trust Attn: Alan Mendelson 140 Scott Place Menlo Park, CA 94025
TriplePoint Ventures 3, LLC 2755 Sand Hill Road Menlo Park, CA 94025
TriplePoint Ventures, LLC 2755 Sand Hill Road Menlo Park, CA 94025
Urs Greber
VP Company Investments 2004, LLC Attn: Alan Mendelson 140 Scott Place Menlo Park, CA 94025
Suzhou Huimei Kangrui Management Consulting Partnership L.P. Room112-11, Wuliu Building, No.88 Xiandai Avenue, Suzhou Industrial Park, Suzhou, China 215021

Sagimet Biosciences Inc.

Investors’ Rights Agreement

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT